UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2009, Monticello Raceway Management, Inc. (“MRMI”), a wholly owned subsidiary of Empire Resorts, Inc., entered into a management services agreement (the “Agreement”) with Sportsystems Gaming Management at Monticello, LLC (“Sportsystems”), a wholly owned subsidiary of Delaware North Companies, dated as of June 10, 2009, whereby MRMI retained Sportsystems to provide MRMI with management and consulting services in connection with the video gaming, food service, and related hospitality businesses conducted by MRMI for a term of three years.  Sportsystems will be paid a base management fee of 0.75% of the gross gaming revenue of MRMI.  In addition, Sportsystems will earn an incentive fee equal to 20% of any improvement of EBITDA over a base EBITDA after accounting for the base management fee, subject to adjustment under certain circumstances.  If the planned Concord Hotel and Casino commences gaming operations during the term of the Agreement, MRMI and Sportsystems have agreed to renegotiate in good faith to make changes to the method by which the management and incentive fees are calculated as are reasonable, appropriate and equitable under the circumstances.

MRMI may terminate the Agreement without cause (i) at any time prior to September 30, 2009 subject to payment of all accrued management and incentive fees plus the sum of $1,000,000, (ii) at any time after June 10, 2010 if MRMI’s EBITDA has not increased over the immediately preceding twelve month period at the annual cumulative rate of at least 3% or (iii) in the event that the operation of MRMI’s gaming business results in MRMI incurring an operating loss over a period of twelve consecutive months.  MRMI may also terminate the Agreement (i) if Sportsystems fails in a material manner to perform or observe any provision of the Agreement, subject to Sportsystems’ opportunity to cure certain failures, (ii) if Sportsystems enters into bankruptcy or other insolvency proceedings, unless an involuntary bankruptcy or insolvency petition is dismissed within 60 days after it is filed, (iii) under certain circumstances if a supervisory employee of Sportsystems commits fraud, malfeasance, gross negligence or material misrepresentation in connection with the gaming or hospitality businesses of MRMI or (iv) any state or federal court or other governmental agency having jurisdiction over the horse racing or gaming businesses of MRMI or Sportsystems suspends or revokes any gaming license held by Sportsystems, orders MRMI to discontinue retention of Sportsystems pursuant to the Agreement or advises MRMI that its authority to operate its gaming or horse racing businesses will be suspended or revoked unless the affiliation between MRMI and Sportsystems is terminated.  Sportsystems may terminate the Agreement (i) if MRMI fails to pay the management fees in connection with the Agreement, (ii) if MRMI materially fails to perform or observe any provision of the Agreement, subject to MRMI’s opportunity to cure certain failures or (iii) if MRMI enters into bankruptcy or other insolvency proceedings and fails to assume the Agreement as an executory contract within 90 days after the commencement of such bankruptcy proceeding.  If the Agreement is terminated in accordance with the foregoing sentence, Sportsystems will be entitled to receive a termination payment representing the estimated management fees for the remainder of the term of the Agreement.  If there is a lease, sale or change of control of MRMI as described in the Agreement, and the successor to MRMI does not assume the terms of the Agreement in a form acceptable to Sportsystems, MRMI will pay liquidated damages to Sportsystems not to exceed $500,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: June 11, 2009	By:	/s/ Joseph E. Bernstein
Name: Joseph E. Bernstein
Title: Chief Executive Officer